Exhibit 10.7

Image Entertainment, Inc.

20525 Nordhoff Street, Suite 200,

Chatsworth, California 91311

April 12, 2010

Ted Green

John Hyde

John Avagliano

Re:          Equity Incentive Allocation

Gentlemen:

The Company agrees for the benefit of each of you that in the event that, out of the 14.4% of the fully diluted equity of the Company as of January 8, 2010 (i.e., the “management pool” of equity), equity awards are granted to employees or consultants of the Company other than John Hyde (or Producers Sales Organization), Ted Green or Executive (e.g., Messrs. Gagnon and Bromiley), and such consultants or employees forfeit any such equity awards, the Company shall award all of such forfeited shares (i) to any new employees or consultants taking over the duties of the consultants or employees who forfeited such awards, and (ii) to John Hyde (or Producers Sales Organization), Ted Green and/or Executive, in each case at such times and in such amounts as the Chief Executive Officer shall recommend to the Compensation Committee of the Board of Directors.

Very truly yours,

IMAGE ENTERTAINMENT, INC.

By:	/s/ THEODORE GREEN
Name:	Theodore Green
Its:	Chairman/CEO